EXHIBIT 10.1

MEMBERSHIP INTEREST AND SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 11 th day of July, 2013.

AMONG:

ID PERFUMES, INC., a Nevada corporation, whose address is 1250 East Hallandale Beach Blvd., Suite 402, Hallandale, Florida 33009.

("ID")

AND:

GIGANTIC PARFUMS, LLC, a Florida corporation, whose address is 1250 East Hallandale Beach Blvd., Suite 402, Hallandale, Florida 33009

("GIGANTIC")

AND:

THE MEMBERS OF GIGANTIC AS LISTED ON SCHEDULE 1, ATTACHED HERETO

(the "EXCHANGING MEMBERS")

WHEREAS:

A.	The Exchanging Members are the registered and beneficial owners of all of the issued and outstanding membership interests shares in the capital of Gigantic;

B.
ID has agreed to issue 253,125 common shares in the capital of ID as of the Closing Date, as defined herein, to the Exchanging Members as consideration for the purchase by ID of all of the issued and outstanding membership interests of Gigantic held by the Exchanging Members; and

C.
Upon the terms and subject to the conditions set forth in this Agreement, the Exchanging Members have agreed to sell all of the issued and outstanding membership interests held by the Exchanging Members to ID in exchange for common shares of ID.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. DEFINITIONS

1.1 Definitions

The following terms have the following meanings, unless the context indicates otherwise:

(a)	"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	"Closing" shall mean July 11, 2013 at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)	"Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(d)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

(e)	"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(0
"Liabilities" shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(g)
"Gigantic Membership Interests" shall mean the 607,500 membership interests of Gigantic held by the Exchanging Members, being all of the issued and outstanding membership interests of Gigantic beneficially held, either directly or indirectly, by the Exchanging Members;

(h)	"ID Shares" shall mean the 253,125 fully paid and non-assessable common shares of ID, to be issued to the Exchanging Members by ID on the Closing Date;

(i)	"SEC" shall mean the Securities and Exchange Commission;

(j)	"Securities Act" shall mean the United States Securities Act of 1933, as amended;

(k)
"Taxes" shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(l)	"Transaction" shall mean the purchase of the Gigantic Membership Interests by ID from the Exchanging Members in consideration for the issuance of the ID Shares.

1.2 Schedules

The following schedules are attached to and form part of this Agreement:

Schedule 1:                                Exchanging Members

All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

2.            THE OFFER, PURCHASE AND SALE OF SHARES

2.1            Offer, Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, the Exchanging Members hereby covenant and agree to assign and transfer to ID, and ID hereby covenants and agrees to purchase from the Exchanging Members all of the Gigantic Membership Interests held by the Exchanging Members.

2.2 Consideration

As consideration for the sale of the Gigantic Membership Interests by the Exchanging Members to ID, ID shall allot and issue the ID Shares to the Exchanging Members in the amount set out opposite each Selling Shareholder's name in Schedule 1, on the basis of approximately 1 ID share for every 2.4 Gigantic Share held by each Selling Shareholder. The Exchanging Members acknowledge and agree that the ID Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Exchanging Members agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the ID Shares issued on Closing will be endorsed with a restrictive legend in form and substance similar to the following in order to reflect the fact that the ID Shares will be issued to the Exchanging Members pursuant to an exemption from the registration requirements of the Securities Act:

"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE 1933 ACT."

2.3           Share Exchange Procedure

Each Exchanging Member may exchange his, her or its certificate representing the Gigantic Membership Interests by delivering such certificate to ID duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the ID Shares to the holder thereof.

2.4           Fractional Shares

Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the ID Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Exchanging Members would otherwise be entitled to receive a fraction of a share of the ID Shares upon surrender of certificates representing the Gigantic Membership Interests for exchange pursuant to this Agreement, the Exchanging Members will be entitled to have such fraction rounded up to the nearest whole number of ID Shares and will receive from ID a stock certificate representing same.

2.5          Restricted Shares

The Exchanging Members acknowledge that the ID Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

3.          REPRESENTATIONS AND WARRANTIES OF GIGANTIC

As of the Closing, Gigantic and the Exchanging Members, jointly and severally, represent and warrant to ID, and acknowledge that ID is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of ID, as follows:

3.1          Organization and Good Standing

Gigantic is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Gigantic is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Gigantic owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Gigantic taken as a whole.

3.2          Authority

Gigantic has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "Gigantic Documents") to be signed by Gigantic and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Gigantic Documents by Gigantic and the consummation of the transactions contemplated hereby have been duly authorized by Gigantic's board of directors. No other corporate or shareholder proceedings on the part of Gigantic is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Gigantic Documents when executed and delivered by Gigantic as contemplated by this Agreement will be, duly executed and delivered by Gigantic and this Agreement is, and the other Gigantic Documents when executed and delivered by Gigantic as contemplated hereby will be, valid and binding obligations of Gigantic enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3          Capitalization of Gigantic

As of the date of this Agreement, there are 607,500 outstanding membership interests of Gigantic issued and outstanding. All of the issued and outstanding membership interests of Gigantic have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the State of Florida. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Gigantic to issue any additional membership interests, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Gigantic any membership interests, no voting agreements, member agreements, voting trusts, or other arrangements restricting or affecting the voting of the Gigantic Membership Interests.

3.4           Title and Authority of Exchanging Members

Each of the Exchanging Members is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to all of the Gigantic Membership Interests held by it and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such Gigantic Membership Interests held by such Exchanging Members have been duly and validly issued and are outstanding as fully paid and non-assessable common shares in the capital of Gigantic. Each of the Exchanging Members has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal and beneficial title and ownership of the Gigantic Membership Interests held by it.

3.5           Gigantic Membership Interests

As of the Closing Date, Schedule 1contains a true and complete list of the holders of all issued and outstanding membership interests.

3.6           Corporate Records of Gigantic

The corporate records of Gigantic, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Gigantic is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Gigantic.

3.7 Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Gigantic or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Gigantic or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Articles of organization, bylaws or any other constating documents of Gigantic; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Gigantic or any of their respective material property or assets.

3.8           Actions and Proceedings

To the best knowledge of Gigantic, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Gigantic or which involves any of the business, or the properties or assets of Gigantic that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Gigantic taken as a whole (a "Gigantic Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Gigantic Material Adverse Effect.

3.9            Compliance

(a)
To the best knowledge of Gigantic, Gigantic is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Gigantic;

(b)
To the best knowledge of Gigantic, Gigantic is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Gigantic Material Adverse Effect;

(c)
Gigantic has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Gigantic, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
Gigantic has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Gigantic has not received any notice of any violation thereof, nor is Gigantic aware of any valid basis therefore.

3.10 Filings, Consents and Approvals

Except as set forth herein, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Gigantic of the Transaction contemplated by this Agreement or to enable ID to continue to conduct Gigantic's business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11 Financial Representations

The consolidated audited balance sheets for Gigantic for its last two fiscal, or such shorter period as required pursuant to the rules and regulations as promulgated by the SEC, together with related statements of income, cash flows, and changes in shareholder's equity for such fiscal years and interim period then ended (collectively, the "Gigantic Financial Statements") to be prepared and delivered to ID will be in compliance with any rules and regulations promulgated by the Securities and Exchange Commission.

(a)           will be in accordance with the books and records of Gigantic;

(b)	will present fairly the financial condition of Gigantic as of the respective dates indicated and the results of operations for such periods; and

(c)	will be prepared in accordance with GAAP.

Gigantic has not received any advice or notification from its independent certified public accountant that Gigantic has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Gigantic Financial Statements or the books and records of Gigantic, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Gigantic accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Gigantic. Gigantic has not engaged in any transaction, maintained any bank account, or used any funds of Gigantic, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Gigantic.

3.12 Tax Matters

(a)           As of the date hereof:

(i)
Gigantic has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Gigantic, and

(ii)	all such returns are true and correct in all material respects;

(b)
Gigantic has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the nonpayment of which will not have a Gigantic Material Adverse Effect;

(c)
Gigantic is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)
to the best knowledge of Gigantic, the Gigantic Financial Statements will contain full provision for all Taxes including any deferred Taxes that may be assessed to Gigantic for the accounting period ended on the Gigantic Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Gigantic Accounting Date or for any profit earned by Gigantic on or prior to the Gigantic Accounting Date or for which Gigantic is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Gigantic Financial Statements.

3.13 Absence of Changes

From the date of the Gigantic Financial Statements through Closing, Gigantic has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Gigantic or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(i)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(I)           agreed, whether in writing or orally, to do any of the foregoing.

3.14 Absence of Certain Changes or Events

Since the Gigantic Accounting Date, there has not been:

(a)           a Gigantic Material Adverse Effect; or

(b)           any material change by Gigantic in its accounting methods, principles or practices.

3.15 Personal Property

Gigantic possesses, and has good and marketable title of all property necessary for the continued operation of the business of Gigantic as presently conducted and as represented to ID. All such property is used in the business of Gigantic. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Gigantic is owned by Gigantic free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

3.16 Intellectual Property

(a)           Intellectual Property Assets

Gigantic owns or holds an interest in all intellectual property assets necessary for the operation of the business of Gigantic as it is currently conducted (collectively, the "Intellectual Property Assets"), including:

all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the "Marks");

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the "Patents");

(iii)	all copyrights in both published works and unpublished works (collectively, the "Copyrights"); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Gigantic as licensee or licensor (collectively, the "Trade Secrets").

(b)           Intellectual Property and Know-How Necessary for the Business

Gigantic is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. No employee, director, officer or shareholder of Gigantic owns directly or indirectly in whole or in part, any Intellectual Property Asset which Gigantic is presently using or which is necessary for the conduct of its business. To the best knowledge of Gigantic, no employee or contractor of Gigantic has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Gigantic.

(c)           Patents

Gigantic does not hold any right, title or interest in and to any Patent and Gigantic has not filed any patent application with any third party.

(d)           Trademarks

To the best knowledge of Gigantic, none of the Marks, if any, used by Gigantic infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(e)            Copyrights

To the best knowledge of Gigantic, none of the Marks, if any, used by Gigantic infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)            Trade Secrets

Gigantic has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Gigantic has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Gigantic, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Gigantic. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.17 Real Property

Gigantic does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the "Leases") to which Gigantic is a party or is bound, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Gigantic pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Gigantic has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.18 Material Contracts and Transactions

Each Material Agreement to which Gigantic is a party is in full force and effect, and there exists no material breach or violation of or default by Gigantic under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Gigantic. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.19 No Brokers

Gigantic has not incurred any independent obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

3.20 Completeness of Disclosure

No representation or warranty by Gigantic in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to ID pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.           REPRESENTATIONS AND WARRANTIES OF ID

As of the Closing, ID represents and warrants to Gigantic and the Exchanging Members and acknowledges that Gigantic and the Exchanging Members are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Gigantic or the Exchanging Members, as follows:

4.1           Organization and Good Standing

ID is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. ID is qualified to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of ID.

4.2 Authority

ID has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "ID Documents") to be signed by ID and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the ID Documents by ID and the consummation by ID of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of ID is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other ID Documents when executed and delivered by ID as contemplated by this Agreement will be, duly executed and delivered by ID and this Agreement is, and the other ID Documents when executed and delivered by ID, as contemplated hereby will be, valid and binding obligations of ID enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3           Capitalization of ID

The entire authorized capital stock and other equity securities of ID consists of 10 million shares of common stock, $0.001 par value of which 4,115,837 are issued and outstanding and five million shares of preferred stock, none of which are issued or outstanding. (the "ID Common Stock"). All of the issued and outstanding shares of ID Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth in the Company's filings with the Securities and Exchange Commission, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating ID to issue any additional shares of ID Common Stock.

4.4           Corporate Records of ID

The corporate records of ID, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of ID is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of ID.

4.5 Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of ID under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ID or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of ID; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to ID or any of its material property or assets.

4.6           Validity of ID Common Stock Issuable upon the Transaction

The ID Shares to be issued to the Exchanging Members upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.7            Actions and Proceedings

Except as set forth in its filings with the Securities and Exchange Commission and to the best knowledge of ID, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of ID, threatened against ID which involves any of the business, or the properties or assets of ID that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of ID taken as a whole (a "ID Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a ID Material Adverse Effect.

4.8           Compliance

(a)
To the best knowledge of ID, ID is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of ID;

(b)
Except as set forth in its SEC filings, to the best knowledge of ID, ID is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a ID Material Adverse Effect; and

(c)
ID has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. ID has not received any notice of any violation thereof, nor is ID aware of any valid basis therefore.

4.9           SEC Filings

ID has furnished or made available to Gigantic and the Exchanging Members a true and complete copy of each report, schedule, registration statement and proxy statement filed by ID with the SEC (collectively, and as such documents have since the time of their filing been amended, the "ID SEC Documents"). As of their respective dates, the ID SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ID SEC Documents.

4.10 Financial Representations

Included with the ID SEC Documents are true, correct, and complete copies of financial statements.

The ID Financial Statements:

(a)	are in accordance with the books and records of ID;

(b)	present fairly the financial condition of ID as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

ID has not received any advice or notification from its independent certified public accountants that ID has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the ID Financial Statements or the books and records of ID, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of ID accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of ID. ID has not engaged in any transaction, maintained any bank account, or used any funds of ID, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of ID.

4.11 Absence of Undisclosed Liabilities

ID has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the ID Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Gigantic; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last ID Financial Statements.

4.12 Tax Matters

(a)           As of the date hereof:

(i)
ID has filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;

(b)
ID is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

4.13 Absence of Changes

Since the date of its most recent financial statements filed with the Securities and Exchange Commission, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, ID has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of ID to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

agreed, whether in writing or orally, to do any of the foregoing.

4.14 Absence of Certain Changes or Events

Since the ID Accounting Date, except as and to the extent disclosed in the ID SEC Documents, there has not been:

(a) an ID Material Adverse Effect; or
(b) any material change by ID in its accounting methods, principles or practices.

4.15 Personal Property

There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by ID, except as disclosed in the ID SEC Documents.

4.16 Material Contracts and Transactions

Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which ID is a party except as disclosed in writing to Gigantic or as disclosed in the ID SEC Documents.

4.17 No Brokers

ID has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

4.18 Internal Accounting Controls

ID maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.

4.19 Completeness of Disclosure

No representation or warranty by ID in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Gigantic pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.            CLOSING CONDITIONS

5.1            Conditions Precedent to Closing by ID

The obligation of ID to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below.

(a)            Representations and Warranties

The representations and warranties of Gigantic and the Exchanging Members set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Gigantic will have delivered to ID a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Gigantic in this Agreement are true and correct.

(b)            Performance

All of the covenants and obligations that Gigantic and the Exchanging Members are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)            Due Diligence Review of Financial Statements

ID and its accountants will be reasonably satisfied with their due diligence investigation and review of the Gigantic Financial Statements.

(d)            Due Diligence Generally

ID will be reasonably satisfied with their due diligence investigation of Gigantic that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(e)            Consents

Approval of the transaction by no less than members owning no less than 80% of Gigantic's outstanding membership interests.

5.2            Conditions Precedent to Closing by Gigantic

The obligation of Gigantic to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below.

(a)           Representations and Warranties

The representations and warranties of ID set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and ID will have delivered to Gigantic a certificate dated the Closing Date, to the effect that the representations and warranties made by ID in this Agreement are true and correct.

(b)	Performance

All of the covenants and obligations that ID are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. ID must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

Gigantic and its accountants will be reasonably satisfied with their due diligence investigation and review of the ID Financial Statements, the ID SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(c)	Due Diligence Generally

Gigantic will be reasonably satisfied with their due diligence investigation of ID that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6. ADDITIONAL COVENANTS OF THE PARTIES

6.1 Confidentiality

All information regarding the business of Gigantic including, without limitation, financial information that Gigantic provides to ID during ID's due diligence investigation of Gigantic will be kept in strict confidence by ID and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by ID or disclosed to any third party (other than ID's professional accounting and legal advisors) without the prior written consent of Gigantic. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Gigantic, ID will immediately return to Gigantic (or as directed by Gigantic) any information received regarding Gigantic's business. Likewise, all information regarding the business of ID including, without limitation, financial information that ID provides to Gigantic during its due diligence investigation of ID will be kept in strict confidence by Gigantic and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Gigantic or disclosed to any third party (other than Gigantic's professional accounting and legal advisors) without ID's prior written consent.If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from ID, Gigantic will immediately return to ID (or as directed by ID) any information received regarding ID's business.

7. CLOSING

7.1          Closing Deliveries of Gigantic and the Exchanging Members

At Closing, Gigantic and the Exchanging Members will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to ID:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Gigantic evidencing approval of this Agreement and the Transaction;

(b)
if any of the Exchanging Members appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder; and

(c)	membership certificates representing the Gigantic Membership Interests as required by this Agreement, if such have been issued; and

(d)	certificates and other documents required by this Agreement;

7.2           Closing Deliveries of ID

At Closing, ID will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Gigantic:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of ID evidencing approval of this Agreement and the Transaction;

(b)	all certificates and other documents required by this Agreement; and

(c)	delivery of the ID Shares either at Closing or as soon thereafter as possible.

(d)	the ID Documents and any other necessary documents, each duly executed by ID, as required to give effect to the Transaction.

8.           INDEMNIFICATION, REMEDIES, SURVIVAL

8.1           Certain Definitions

For the purposes of this Article 8 the terms "Loss" and "Losses" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by ID or Gigantic including damages for lost profits or lost business opportunities.

8.2            Agreement of Gigantic to Indemnify

Gigantic will indemnify, defend, and hold harmless, to the full extent of the law, ID and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by ID and its shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by Gigantic of any representation or warranty of Gigantic contained in or made pursuant to this Agreement, any Gigantic Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Gigantic of any covenant or agreement of Gigantic made in or pursuant to this Agreement, any Gigantic Document or any certificate or other instrument delivered pursuant to this Agreement.

8.3            Agreement of the Exchanging Members to Indemnify

The Exchanging Members will indemnify, defend, and hold harmless, to the full extent of the law, ID and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by ID and its shareholders by reason of, resulting from, based upon or arising out of any breach of this agreement, misstatement, misrepresentation or breach of the representations and warranties made by the Exchanging Members..

8.4          Agreement of ID to Indemnify

ID will indemnify, defend, and hold harmless, to the full extent of the law, Gigantic and the Exchanging Members from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Gigantic and the Exchanging Members by reason of, resulting from, based upon or arising out of the breach by ID of any representation or warranty of ID contained in or made pursuant to this Agreement.

9. POST CLOSING COVENANTS

9.1          Delivery of audited Financial Statements and Right of Rescission

Within 75 days of Closing or such longer period of time as permitted by the Securities Act of 1933 and the Securities and Exchange Act of 1934 and such other rules and regulations as promulgated by the Securities and Exchange Commission, Gigantic shall deliver to ID the Gigantic Financial Statements.

In the event that Gigantic cannot deliver the required Gigantic Financial Statements, ID reserves the right in its sole and absolute discretion to rescind this Agreement and ID shall be authorized to cancel the shares issued to the Exchanging Members. Upon cancellation of the ID Shares, ID shall return the Gigantic Membership Interests to the Exchanging Members. There shall be no liability to ID for rescinding the Agreement if Gigantic cannot deliver the Gigantic financial Statements

9.2           Reservation of Shares

ID shall at all times reserve a sufficient number of shares to be issued to the exchanging members whether signatories to the Agreement at the time of Closing or at any time thereafter.

10. MISCELLANEOUS PROVISIONS

10.1 Effectiveness of Representations; Survival

Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2 Tax Free Exchange

This transaction shall be treated as a tax free exchange of securities as per the rules and regulations of the Internal Revenue Code.

10.3 Further Assurances

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.4 Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.5 Expenses

ID will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that ID and Gigantic will bear its respective legal and accounting costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.6 Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.7 Notices

All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective address.

10.8 Headings

The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.9 Benefits

This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.10 Assignment

This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.11 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein. Jurisdiction for any dispute arising out of this agreement shall be in the state courts of Florida located in Broward County.

10.12 Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.13 Gender

All references to any party will be read with such changes in number and gender as the context or reference requires.

10.14 Business Days

If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.15 Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.16 Fax Execution

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.17 Schedules and Exhibits

The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ID PERFUMES, INC.

EXCHANGING MEMBERS:

IZJD Corp.

      ________________________
Isaac Lekach

      ________________________
        Paul Farago

      ________________________
        Robin Schwanz

	SCHEDULE 1 GIGANTIC PARFUMS MEMBERS
Name:	No. of Units	Percent Ownership Membership	ID Shares To Receive
Isaac Lekach	2,500	0.41%	1,042
Rudford Hamon	25,000	4.12%	10,417
IZJD Corp.	562,500	92.59%	234,374
Paul Farago	10,000	1.65%	4,167
Robin Schwanz	7,500	1.23%	3,125
Total:	607,500	100%	253,125